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                                                                    EXHIBIT 11.1

                             CARRIAGE SERVICES, INC.
                        COMPUTATION OF PER SHARE EARNINGS
               (UNAUDITED AND IN THOUSANDS, EXCEPT PER SHARE DATA)


      Earnings per share for the three month periods ended March 31, 2000 and 2001 is calculated based on the weighted average number of common and common equivalent shares outstanding during the period as prescribed by SFAS 128. The following table sets forth the computation of the basic and diluted earnings per share for the three month periods ended March 31, 2000 and 2001:


                                                                                            THREE MONTHS
                                                                                          ENDED MARCH 31,
                                                                                 -----------------------------------
                                                                                       2000              2001
Net income before cumulative effect on prior years of the change in
    accounting principle                                                         $         1,760   $         3,798
Cumulative effect on prior years of the change in accounting principle
                                                                                         (38,993)               --
                                                                                 ----------------- -----------------
Net income (loss)                                                                        (37,233)  $         3,798
Preferred stock dividends                                                                     21                20
                                                                                 ----------------- -----------------
Net income (loss) available to common stockholders for basic EPS
    computation                                                                          (37,254)            3,778
Effect of dilutive securities                                                                 21                20
                                                                                 ----------------- -----------------
Net income (loss) available to common stockholders for diluted EPS
    computation                                                                  $       (37,233)  $         3,798
                                                                                 ================= =================

Weighted average number of common shares outstanding for basic EPS
    computation                                                                           15,977            16,511
Effect of dilutive securities:

     Stock options                                                                           --                469
     Assumed conversion of preferred stock                                                   258               388
                                                                                 ----------------- -----------------
Weighted average number of common and common equivalent shares outstanding
    for diluted EPS computation                                                           16,235            17,368
                                                                                 ================= =================

Basic earnings (loss) per common share:
     Net income (loss) before cumulative effect on prior years of the
       change in accounting principle                                            $           .11    $          .23
    Cumulative effect of the change in accounting principle, net                           (2.44)              --
                                                                                 ----------------- -----------------
    Net income (loss)                                                            $         (2.33)  $           .23
                                                                                 ================= =================

Diluted earnings (loss) per common share:
     Net income (loss) before cumulative effect on prior years of the
       change in accounting principle                                            $           .11   $           .22
     Cumulative effect of the change in accounting principle, net                          (2.44)              --
                                                                                 ----------------- -----------------
                                                                                 $         (2.33)  $           .22
     Net income (loss)                                                           ================= =================




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